EXHIBIT 99.1

DATAWATCH REPORTS STRONG SECOND QUARTER RESULTS

 Total Revenue Up 47% and License Revenue Up 67% Over Second Quarter of 2011
Monarch Intellectual Property Purchase Completed in the Quarter

Chelmsford, Mass.—April 26, 2012—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of report analytics software and services, today announced that total revenue for its second quarter ended March 31, 2012 was $6.55 million, an increase of 47% from revenue of $4.45 million in the second quarter a year ago.  License revenue for the second quarter of fiscal 2012 was $4.27 million, a 67% increase over the $2.55 million recorded in the comparable quarter a year ago.  Net income for the second quarter of fiscal 2012 was $160,000, or $0.02 per diluted share, compared to a net loss of $511,000, or ($0.09) per diluted share, for the year ago period.  The 2011 second quarter included a charge of $641,000, or $0.11 per diluted share, related to a restructuring of sales and marketing operations. Revenue for the six months ended March 31, 2012 was $12.82 million, a 49% increase from revenue of $8.63 million in the first six months of last fiscal year.  License revenue for the first six months of fiscal 2012 was $8.48 million, an 82% increase compared to $4.66 million for the comparable period a year ago.  Net income for the first six months of the Company’s fiscal year 2012 was $763,000 or $0.12 per diluted share, as compared to a net loss of $282,000, or ($0.05) per diluted share, for the comparable period a year ago.

Excluding the effects of the non-cash amortization associated with the purchase of the Monarch intellectual property as well as non-cash stock compensation costs, the Company’s non–GAAP net income for its second fiscal quarter was $354,000, or $0.05 per diluted share, and the Company’s non-GAAP net income for the first six months of fiscal 2012 was $1,105,000, or $0.17 per diluted share.

Michael A. Morrison, president and CEO of Datawatch, said, “Datawatch’s business transformation remains on track, as demonstrated by these solid second quarter results.  We are seeing organizations of all sizes accelerate their investments in addressing big data analytics challenges, as they struggle with the explosion of a wide range of diverse and complex data sources and formats.  These companies are recognizing the significant ROI that can be achieved with the Datawatch report analytics platform by leveraging their investments in existing semi-structured documents, reports and machine data, and transforming these silos of static big data sources into dynamic information assets for business analytics.  This is especially true when these companies need to gain business insights not just from the reports they generate internally, but also from key information sources that are increasingly coming from outside the four walls of the enterprise.  Datawatch’s unique ability to unlock the value of the data contained in diverse report sources and formats is truly a catalyst for our business growth.  The opportunity has never been stronger for Datawatch to help organizations access and present less-structured information content in a variety of analytic frameworks to help drive business decisions based on a comprehensive view of the enterprise.  As we enter the second half of our fiscal year, we continue to concentrate our attention on sales and marketing execution and building on our technology platform to drive revenue growth and shareholder value.  We also continue to focus on making demonstrable progress against our key operating metrics.”

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He continued, “We achieved a significant milestone in the second quarter with the purchase of the intellectual property underlying the Monarch Report Analytics platform.  This transaction provides us with the financial flexibility to continue to execute on our high growth business strategy.   It also removes the uncertainty around intellectual property ownership as we pursue growth through strategic alliance initiatives.  We are pleased that the core Monarch development team has joined Datawatch to continue the extraordinary innovation that has made Monarch the leading solution to harvest the analytic value that is trapped in reports, business documents and machine data.  As a result of the intellectual property purchase, we will incur non-cash costs related to the amortization of the purchased intellectual property.  While these costs in the second quarter are not material, we have decided to begin reporting non-GAAP net income adjusting for this item as well as for non-cash stock compensation, as we believe that presenting our results on both a GAAP and non-GAAP basis affords our investors optimal transparency into our business.”

Second Quarter Business Highlights

●
Datawatch entered into an agreement with Xerox to extend Datawatch’s Report Analytics platform capabilities in support of a multi-year outsourcing arrangement between Xerox and one of the nation’s largest health benefits providers.  The Datawatch solution is being used to archive, manage, share and retrieve millions of explanations of benefits for use by customer service representatives, physicians and patients.

●
Maine Medical Center, Maine’s premier referral hospital and one of the country’s consistently highest rated hospitals purchased the Report Analytics industry solution for EDI 835 analytics.  This new offering enables healthcare organizations to quickly and efficiently process volumes of EDI 835 remittance files from multiple insurance payers, analyze claim payments and denials in pre-defined dashboard views, and drill to detailed views of the remittance information for additional insights.  This EDI 835 industry solution assists healthcare providers in optimizing their revenue cycle management activities.

●
Datawatch and Technolab, one of Latin America’s premier business intelligence and enterprise performance management service providers, entered into a strategic partnering agreement for Technolab to resell and implement Datawatch’s Monarch Report Analytics solutions in the Latin American market.  Technolab provides business and technology strategy, managed services and implementation consulting throughout Latin America and has more than 250 worldwide clients.

●
Datawatch was named one of the “100 Companies That Matter in Knowledge Management” by KMWorld Magazine.  Datawatch earned this distinction through its thought leadership in the space, and its widely used report analytics and report management solutions.

Second Quarter Financial Highlights

●
Cash and short-term investments were $7.06 million at 03/31/12, down 27% from $9.65 million at 12/31/11 and down 9% from $7.75 million a year ago.  During the second quarter this year, Datawatch used $8.54 million in cash for the purchase of the Monarch intellectual property, and received a $4.0 million loan from Massachusetts Capital Resource Company and used $1.5 million of a $2.0 million credit facility from Silicon Valley Bank to partially fund this purchase.

●
Gross margin for the second quarter of 2012 was 79.5%, compared to 80.2% for the first quarter of 2012.  This modest decrease in gross margin was primarily due to a product mix shift to royalty-bearing products.

●	Days sales outstanding were 61 days at 03/31/12, compared to 52 days at 12/31/11 and 53 days at 03/31/11.

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Murray Fish, chief financial officer of Datawatch, commented, “The Monarch intellectual property purchase in Q2 was an important step forward for the Company, and provides us with additional flexibility to invest in our operations to pursue our growth strategy.  It is worth noting, however, that our Q2 net income was negatively impacted by a currency loss of $123,000, or $0.02 per share, related to the intellectual property purchase, as we were required to repatriate funds to the U.S. from our U.K. subsidiary to conform to certain restrictions in our financing facilities.”

Investor Conference Call and Webcast

The senior management of Datawatch will host a conference call and webcast to discuss the first quarter results this afternoon, Thursday, April 26, 2012 at 4:30 pm ET.  To access the call, please dial 1-877-407-0782.  Internationally, the call may be accessed by dialing 1-201-689-8567. The conference call will be broadcast live on the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=167968.  It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. The webcast will be available as a replay starting one hour after the call is completed at the same location.

ABOUT DATAWATCH CORPORATION
Datawatch Corporation (NASDAQ-CM: DWCH) empowers organizations to transform the massive amounts of valuable information that is trapped in static reports, PDF files, HTML and other content-rich, but difficult-to-use data sources, into a dynamic information analytics system that accelerates and improves decision-making throughout their operations. Datawatch’s technology allows its more than 40,000 customers worldwide to leverage the investments they have made in reports from ERP, CRM and other custom applications into high performance analytic information at a fraction of the cost and time of traditional approaches. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Sydney and Manila, with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry; Datawatch's dependence on its principal products; proprietary software technology and software license agreements; risks associated with international sales; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; risks associated with acquisitions , including the recent acquisition of intellectual property from Math Strategies; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2011 and Form 10-Q for the quarter ended December 31, 2011.   Any forward-looking statements should be considered in light of those factors.

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Investor Contact:

Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contacts:

Murray Fish, CFO
Datawatch Corporation
murray_fish@datawatch.com
Phone: (978) 441-2200 ext. 8208
Fax: (978) 453-4443

Kelley Lynn Kassa
Datawatch Corporation
kelley_kassa@datawatch.com
Phone: (978) 441-2200 ext. 8240
Twitter: @datawatch

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and make operating decisions. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments to the valuation allowance:

Amortization of purchased software: We have excluded the effect of amortization of the Monarch software and related intellectual property that we acquired from Math Strategies on March 30, 2012 from our non-GAAP operating expenses and net income measures.  Amortization of this purchased software resulted from a material transaction that is not likely to occur in the foreseeable future.  Investors should note that the use of the purchased software will contribute to future period revenues.  Amortization of the purchased software will recur in future periods.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures.  Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Restructuring: We incurred significant expenses in connection with a restructuring of our sales and marketing operations in fiscal 2011, principally related to selected headcount reductions. We believe it is useful for investors to understand the effects of these items on our total operating expenses and net income.

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands (except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

REVENUE:
Software licenses	$4,274	$2,552	$8,483	$4,662
Maintenance	1,861	1,505	3,577	3,042
Professional services	412	397	758	930
Total revenue	6,547	4,454	12,818	8,634

COSTS AND EXPENSES:
Cost of software licenses	659	587	1,234	1,131
Cost of maintenance and services	684	606	1,352	1,287
Sales and marketing	2,996	1,479	5,797	2,705
Engineering and product development	690	648	1,318	1,283
General and administrative	1,213	1,638	2,180	2,515
Total costs and expenses	6,242	4,958	11,881	8,921

INCOME (LOSS) FROM OPERATIONS	305	(504)	937	(287)
Other (expense) income	(118)	34	(109)	57

INCOME (LOSS) BEFORE INCOME TAXES	187	(470)	828	(230)
Income tax provision	27	41	65	52

NET INCOME (LOSS)	$160	$(511)	$763	$(282)

Net income (loss) per share - Basic	$0.03	$(0.09)	$0.12	$(0.05)

Net income (loss) per share - Diluted	$0.02	$(0.09)	$0.12	$(0.05)

Weighted Average Shares Outstanding - Basic	6,221	5,972	6,192	5,960

Weighted Average Shares Outstanding - Diluted	6,677	5,972	6,555	5,960

Non-GAAP Disclosure - Reconciliation of Net Loss to Net Income Excluding the Effects of Certain Items:

GAAP Net Income (Loss)	$160	$(511)	$763	$(282)
Add-back Amortization of Monarch IP Software	9	—	9	—
Add-back Stock-Based Compensation	185	36	333	65
Add-back Restructuring Severance Charges	—	641	—	641

Net income (non-GAAP)	$354	$166	$1,105	$424

Net income per share - Basic	$0.06	$0.03	$0.18	$0.07

Net income per share - Diluted	$0.05	$0.03	$0.17	$0.07

Weighted Average Shares Outstanding - Basic	6,221	5,972	6,192	5,960

Weighted Average Shares Outstanding - Diluted	6,677	6,195	6,555	6,156

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheets
Amounts in Thousands
(Unaudited)

	March 31,	September 30,
	2012	2011

Cash and cash equivalents	$7,058	$8,384
Accounts receivable, net	4,245	2,966
Prepaid expenses and other current assets	696	577
Total current assets	11,999	11,927

Property and equipment, net	287	270
Intangible and other assets, net	9,733	937

	$22,019	$13,134

Line of credit	$1,500	$-
Accounts payable and accrued expenses	3,338	2,681
Deferred revenue - current portion	4,935	3,823
Total current liabilities	9,773	6,504

Total long-term liabilities	3,397	288

Total shareholders' equity	8,849	6,342

	$22,019	$13,134